UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2009

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 21, 2009, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing its second quarter 2009 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release contains the following non-GAAP financial measures: adjusted second quarter 2008 earnings from operations, diluted net earnings per common share, operating margin, and operating cost ratio, each of which excludes a pre-tax operating cost charge for settlement of two class action lawsuits related to the Company’s historical stock option practices and related legal costs, a pre-tax operating cost charge for employee severance related to operating cost reduction initiatives and other items, and a pre-tax reduction in operating costs for proceeds from the sale of certain assets and membership in the individual Medicare Advantage business in Nevada in May 2008.

The most directly comparable GAAP financial measures to these non-GAAP measures are as follows:

Second quarter 2008 earnings from operations	$673 million
Second quarter 2008 diluted net earnings per common share	$0.27
Second quarter 2008 operating margin	3.3%
Second quarter 2008 operating cost ratio	18.5%

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to the press release.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated July 21, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009

UNITEDHEALTH GROUP INCORPORATED

By:	/S/ CHRISTOPHER J. WALSH
Christopher J. Walsh
Senior Vice President, Senior Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 21, 2009